VARYING INCREASE RIDER (VIR)
This rider (“Rider”) becomes a part of the policy to which it is attached (“Policy”). All terms of the Policy that do not conflict with this Rider’s terms apply to the Rider. If there is a conflict between the terms of this rider and the terms of the policy, the terms of this rider shall prevail.
Rider Benefit Summary – This Rider provides for Scheduled Increases in Face Amount on the Insured’s life as long as the Policy is In Force and this Rider has not terminated.
Each such increase is referred to in this Rider as a Scheduled Increase, and is scheduled for a particular policy anniversary, as shown in the Policy Specifications. The Face Amount contributes to the Total Face Amount, and consequently to the Death Benefit, of the Policy. This rider has no Accumulated Value of its own, but affects the Policy’s Accumulated Value because the charges for the Rider and the charges for any Scheduled Increase that may result from it are deducted from the Accumulated Value of the Policy.
Insured – As used in this Rider, the Insured means the individual covered under the Policy’s Basic Life Coverage, as shown in the Policy Specifications.
Scheduled Increase Type – Each Scheduled Increase is an increase to term insurance coverage on the Insured provided by rider (“Term Coverage”) Scheduled Increases that apply to Term Coverage will be shown in a Table of Term Coverage shown in the Policy Specifications. When any such Term Coverage goes into effect, it will become a part of, and be administered according to, the rider to which Scheduled Increase applies, as shown in the Policy Specifications.
Charge for this Rider – On each Monthly Payment Date, there is a Rider Charge that will be part of the Policy’s Monthly Deduction. The maximum Rider Charge is shown in the Policy Specifications and applies for the first twenty policy years. We may charge less than such maximum charge. The Rider Charge will apply whether or not a particular Scheduled Increase goes into effect and regardless of whether any Scheduled Increases stay in effect.
Charges for Scheduled Increases – Any Scheduled Increase that has gone into effect as a result of this Rider will have an associated Coverage Charge and Cost of Insurance Charge. The Charges for Scheduled Increases are described in the rider to which the Scheduled Increases apply.
Changes in Scheduled Increases – You may request an increase or reduction in Scheduled Increases by providing a written request. Any increase in Scheduled Increases may be subject to evidence of insurability and is subject to our approval.
If you reject a Scheduled Increase that has been approved all future Scheduled Increases may be forfeited.
For any change in Scheduled Increases, we will send you a Supplemental Schedule of Coverage to reflect the change.
Effective Dates – This Rider is effective on the Policy Date unless otherwise stated. It will terminate on the earlier of:
•	Your Written Request;

•	The date the Rider or the Policy terminates; or

•	The death of the Insured.
Reinstatement – If the Policy is reinstated, any Scheduled Increases that would have otherwise occurred when the Policy was lapsed will be forfeited. Scheduled Increases that are scheduled to occur after reinstatement will be handled as if the Policy had never lapsed.

ICC11 R11VIR	Page 1 of 2

Signed for Pacific Life Insurance Company,

Chairman, President and Chief Executive Officer	Secretary

ICC11 R11VIR	Page 2 of 2

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS
SUMMARY OF COVERAGES EFFECTIVE ON THE POLICY DATE

R11VIR	VARYING INCREASE RIDER

	[RIDER CHARGE:	$0.00 PER MONTH]

PAGE 3.1

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS
TABLE OF TERM COVERAGE
APPLICABLE TO ANNUAL RENEWABLE TERM (“ART”) RIDER [GUARANTEED ISSUE]
INSURED:                     [LELAND STANFORD]

	FOR TERM COVERAGE * FIRST			TOTALS FOR
	EFFECTIVE IN THE POLICY YEAR			ANNUAL RENEWABLE TERM (“ART”) RIDER
	SHOWN

POLICY	FACE	COVERAGE CHARGE		FACE	COVERAGE
YEAR	AMOUNT	YEARS 1-20	YEARS 21+	AMOUNT	CHARGE
[1	$100,000	$50.35	$50.35	$100,000	$50.35
2	10,000	$0	$0	110,000	50.35
3	10,000	$0	$0	120,000	50.35
4	10,000	$0	$0	130,000	50.35
5	10,000	$0	$0	140,000	50.35
6	10,000	$0	$0	150,000	50.35
7	10,000	$0	$0	160,000	50.35
8	10,000	$0	$0	170,000	50.35
9	10,000	$0	$0	180,000	50.35
10	10,000	$0	$0	190,000	50.35
11	10,000	$0	$0	200,000	50.35
12	0	0	0	200,000	50.35
13	0	0	0	200,000	50.35
14	0	0	0	200,000	50.35
15	0	0	0	200,000	50.35
16	0	0	0	200,000	50.35
17	0	0	0	200,000	50.35
18	0	0	0	200,000	50.35
19	0	0	0	200,000	50.35
20	0	0	0	200,000	50.35
21	0	0	0	200,000	50.35
22	0	0	0	200,000	50.35
23	0	0	0	200,000	50.35
24	0	0	0	200,000	50.35
25	0	0	0	200,000	50.35
26	0	0	0	200,000	50.35
27	0	0	0	200,000	50.35
28	0	0	0	200,000	50.35
29	0	0	0	200,000	50.35
30	0	0	0	200,000	50.35
31	0	0	0	200,000	50.35
32	0	0	0	200,000	50.35
33	0	0	0	200,000	50.35
34	0	0	0	200,000	50.35
35	0	0	0	200,000	50.35
36	0	0	0	200,000	50.35
37	0	0	0	200,000	50.35
38	0	0	0	200,000	50.35
39	0	0	0	200,000	50.35
40	0	0	0	200,000	50.35
41	0	0	0	200,000	50.35
42	0	0	0	200,000	50.35
43	0	0	0	200,000	50.35
44	0	0	0	200,000	50.35
         * OTHER THAN TERM COVERAGE LAYERS RESULTING FROM REQUESTED INCREASES
Page 4.*

POLICY NUMBER: [VF99999990]
POLICY SPECIFICATIONS
TABLE OF TERM COVERAGE
APPLICABLE TO ANNUAL RENEWABLE TERM (“ART”) RIDER [GUARANTEED ISSUE]
CONTINUED
INSURED:                     [LELAND STANFORD]

	FOR EACH TERM COVERAGE			TOTALS FOR
	LAYER* FIRST EFFECTIVE IN THE			ANNUAL RENEWABLE TERM (“ART”) RIDER
	POLICY YEAR SHOWN
POLICY	FACE	COVERAGE	CHARGE		COVERAGE
YEAR	AMOUNT	YEARS 1-20	YEARS 21+	FACE AMOUNT	CHARGE
45	0	0	0	200,000	50.35
46	0	0	0	200,000	50.35
47	0	0	0	200,000	50.35
48	0	0	0	200,000	50.35
49	0	0	0	200,000	50.35
50	0	0	0	200,000	50.35
51	0	0	0	200,000	50.35
52	0	0	0	200,000	50.35
53	0	0	0	200,000	50.35
54	0	0	0	200,000	50.35
55	0	0	0	200,000	50.35
56	0	0	0	200,000	50.35
57	0	0	0	200,000	50.35
58	0	0	0	200,000	50.35
59	0	0	0	200,000	50.35
60	0	0	0	200,000	50.35
61	0	0	0	200,000	50.35
62	0	0	0	200,000	50.35
63	0	0	0	200,000	50.35
64	0	0	0	200,000	50.35
65	0	0	0	200,000	50.35
66	0	0	0	200,000	50.35
67	0	0	0	200,000	50.35
68	0	0	0	200,000	50.35
69	0	0	0	200,000	50.35
70	0	0	0	200,000	50.35
71	0	0	0	200,000	50.35
72	0	0	0	200,000	50.35
73	0	0	0	200,000	50.35
74	0	0	0	200,000	50.35
75	0	0	0	200,000	50.35
76	0	0	0	200,000	50.35
77	0	0	0	200,000	50.35
78	0	0	0	200,000	50.35
79	0	0	0	200,000	50.35
80	0	0	0	200,000	50.35
81	0	0	0	200,000	50.35
82	0	0	0	200,000	50.35
83	0	0	0	200,000	50.35
84	0	0	0	200,000	50.35
85	0	0	0	200,000	50.35
86	0	0	0	200,000	50.35
87+	0	0	0	200,000	0]
        * OTHER THAN TERM COVERAGE LAYERS RESULTING FROM REQUESTED INCREASES
Page 4.*